EXHIBIT 24.2



                         RESIDENTIAL FUNDING CORPORATION

                     UNANIMOUS WRITTEN CONSENT OF DIRECTORS
                    IN LIEU OF MEETING OF BOARD OF DIRECTORS
                                December 5, 2004

        The undersigned, being all the Directors of Residential Funding Corporation, a Delaware corporation (the "Corporation"), do hereby consent in writing that the following resolutions shall have the same force and effect as if adopted at a Meeting of the Board of Directors of the Corporation:

        RESOLVED, that the Corporation  be, and hereby is,  authorized to act as master servicer or manager in connection with the creation and sale, either directly to investors or to one or more registered broker-dealers, including affiliates (the "Purchasers") by Residential Asset Securities Corporation ("RASC") of mortgage asset-backed and manufactured housing contract pass-through certificates (the "Certificates"), having such designations, original principal amounts, pass-through rates and such other terms, all substantially as set forth in a Registration Statement on Form S-3 filed by RASC with the Securities and
                Exchange Commission on or about December 5, 2004 (such registration statement, in the form in which it was executed, including any and all exhibits thereto is herein called the "Registration Statement"), and in the Prospectus and Prospectus Supplement and any Private Placement Memorandum prepared by RASC, relating to the Certificates of each Series issued under the Registration Statement (each, a "Series");

        RESOLVED, that the proposed  form and terms of any Pooling and Servicing
                Agreement, Custodial Agreement, Underwriting Agreement, Purchase Agreement, Placement Agreement, Indemnification Agreement, Insurance Agreement, Letter of Credit or any other similar or related agreement, document or instrument for any series of Certificates (collectively, the "Agreements") with respect to the Certificates of any Series (as described in the Registration Statement and the Prospectus and Prospectus Supplement and any Private Placement Memorandum relating to such Certificates or in a form previously agreed to by the Corporation) are hereby approved and that the President, any Managing Director, and any other officer listed on the attached Exhibit B, which may be amended from time to time by the signature of one member of the board of directors (the "Board of Directors") be, and each of them hereby is, authorized to execute and deliver the Agreements, generally in a form constituting a part of the Registration Statement or previously executed by the Corporation, with such changes as any of such officers (the "Authorized Officers") may deem necessary or advisable;


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        RESOLVED, that for any Series,  the conveyance to RASC for conveyance to the Trust Fund with respect to such Series (each, a "Trust Fund") of mortgage loans or mortgage-backed securities having approximate aggregate principal amounts equal to the aggregate principal amounts of the Certificates that constitute the Series, in return for cash or such Certificates, or any
                combination   thereof,   as  specified  in  the  Assignment  and
                Assumption   Agreement  (defined  below),  is  approved  by  the
                Corporation;

        RESOLVED, that  the  proposed  form  and  terms  of any  Assignment  and
                Assumption Agreement or any other similar agreement, document or instrument (each, an "Assignment and Assumption Agreement") between RASC and the Corporation relating to the sale of the mortgage loans by the Corporation to RASC, and as described in the Registration Statement, the Prospectus and Prospectus Supplement and any Private Placement Memorandum for any Series are approved by the Corporation, and the Authorized Officers be, and each of them hereby is, authorized to execute and deliver on behalf of the Corporation any such Assignment and Assumption Agreement, generally in a form previously executed by the Corporation, with such changes as any of the Authorized Officers deem necessary or advisable;

        RESOLVED, that any class or classes of Certificates of any Series that have not been distributed to the public and that are acquired by the Corporation at the time of issuance or thereafter from an affiliate are hereby authorized to be sold by the Corporation at any time after issuance pursuant to an Underwriting Agreement, Purchase Agreement, Placement Agreement or otherwise, including for the purpose of creating a new Series of Certificates;

        RESOLVED, that if any class or classes of Certificates of any Series are subject to a letter of credit, corporate guaranty or any other similar credit enhancement provided or supported by either the Corporation or General Motors Acceptance Corporation, or any subsidiary of GMAC RFC Holding Corp., or, in respect of any such class or classes of Certificates the Corporation or General Motors Acceptance Corporation, or any subsidiary of GMAC RFC Holding Corp., makes any representation, covenant, or assurance regarding the future performance of the mortgage loans, recoveries in the event of foreclosure, prepayment, performance or other similar financial guarantees, then the matters contained herein with respect to such Series must also be approved by two of the President, Chief Financial Officer or Assistant Treasurer, such approval to be evidenced by their execution of a Certificate of Approval in substantially the form attached hereto as Exhibit A;

        RESOLVED, that the execution of any agreement, instrument or document by an Authorized Officer of the Corporation pursuant to these resolutions shall constitute conclusive evidence of the approval of, and of that Authorized Officer's authority to execute, such agreement, instrument or document;


                                        2

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        RESOLVED, that the Authorized  Officers,  the Secretary or any Assistant
                Secretary of the Corporation be, and each of them hereby is, authorized to take any other action and execute and deliver any other agreements, documents and instruments, including powers of attorney, as any of the Authorized Officers, the Secretary or any Assistant Secretary deem necessary or advisable to carry out the purpose and intent of the foregoing resolutions or of a Certificate of Approval;

        RESOLVED, that the Authorized  Officers,  the  Secretary,  any Assistant
                Secretary of the Corporation or any attorney-in-fact of the Corporation be, and each of them hereby is, authorized to attest and affix the corporate seal of the Corporation to any agreement, instrument or document executed pursuant to any of the foregoing resolutions or pursuant to a Certificate of Approval by impressing or affixing such seal thereon or by imprinting or otherwise reproducing thereon a facsimile thereof; and

        RESOLVED, that any  actions of the Board of  Directors,  the  Authorized
                Officers, the Secretary or any Assistant Secretary of the Corporation in furtherance of the purposes of the foregoing resolutions or of a Certificate of Approval, whether taken before or after the adoption or effectiveness of these resolutions or the execution of a Certificate of Approval, respectively, are hereby approved, confirmed, ratified and adopted, and shall be approved, confirmed, ratified and adopted upon execution of such Certificate of Approval.



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        IN  WITNESS  WHEREOF,  the  undersigned  Directors  have  executed  this
Unanimous Written Consent as of the date first set forth above.



/s/David C. Walker                          /s/Bruce J. Paradis
-----------------------                     ------------------------
David C. Walker                             Bruce J. Paradis



Davee L. Olson
-----------------------
Davee L. Olson

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                                    EXHIBIT A

                             CERTIFICATE OF APPROVAL
                         RESIDENTIAL FUNDING CORPORATION

     Residential Funding Corporation (the "Corporation") is authorized to execute the agreements and to take such other action as described in the resolutions adopted by Unanimous Written Consent of Directors in Lieu of Meeting of Board of Directors of the Corporation dated December 5, 2004 with respect to the Certificates of the Series described below upon the execution of this Certificate of Approval by the undersigned officers, acting pursuant to authority granted to them in said Unanimous Written Consent:

               Series ________________,  Classes __________________________,  to
               be issued on ________________, pursuant to a Pooling and Servicing Agreement dated as of ________________ among the Corporation, ________________ and ________________, as Trustee.



Date:________________               RESIDENTIAL FUNDING CORPORATION*



                                   By:  ____________________________________
                                        President



                                   By:  ____________________________________
                                        Chief Financial Officer



                                   By:  ____________________________________
                                        Assistant Treasurer



* At least two of the three designated officers must sign.

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                                    EXHIBIT B


                           LIST OF AUTHORIZED OFFICERS


                                December 5, 2004


                 Diane Wold                     Managing Director

                 Lisa Lundsten                  Managing Director

                 Julie Steinhagen               Managing Director

                 Karen Fox                      Director

                 Jill M. Johnson                Director

                 Heather Anderson               Associate

                 Jeffery Baines                 Associate

                 Benita Bjorgo                  Associate

                 Joe Orning                     Associate

                 Pieter VanZyl                  Associate

                 Mark White                     Associate


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